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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports included in this registration statement and to the incorporation by reference in this registration statement of our report dated January 29, 1999 (except with respect to the matter discussed in Note 17, as to which the date is March 16, 1999) included in Lear Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Detroit, Michigan,

  October 14, 1999.